Execution Version

DEED OF HYPOTHEC

ON THE SECOND (2ND) DAY OF JUNE IN THE YEAR TWO THOUSAND AND FIFTEEN (2015).

BEFORE M^{tre} Mona Golabi, the undersigned Notary for the Province of Québec, practising in the City of Montréal.

A P P E A R E D :

AVAYA CANADA CORP., a Nova Scotia unlimited liability company, having its registered office and domicile at 11 Allstate Parkway, Suite 300, Markham, Ontario, L3R 9T8, herein acting and represented by Félix Gutierrez, its mandatary, duly authorized for the purposes hereof in virtue of resolutions of its board of directors dated June 2, 2015, and a power of attorney dated June 2, 2015, a certified copy, extract or duplicate of which remain annexed to the original of this deed after having been acknowledged as true and signed for identification by said mandatary with and in the presence of the undersigned Notary.

(hereinafter referred to as the "**Grantor**")

A N D : **CITIBANK, N.A.**, having a place of business at 390 Greenwich Street, 1st Floor, New York, New York, 10013, herein acting as hypothecary representative under Article 2692 of the *Civil Code of Québec* and represented by Clifton Jarin, its mandatary, duly authorized as he so declares and having a notice of address published at the Register of Personal and Movable Real Rights under number 040721.

(hereinafter referred to as the "**Representative**")

WHICH PARTIES HAVE DECLARED AS FOLLOWS:

WHEREAS the Grantor has entered or will enter into the "Credit Agreement" (as hereinafter defined) with the Representative and others;

WHEREAS, pursuant to the *Civil Code of Québec*, the Grantor wishes to grant a hypothec on the "Charged Property" (as hereinafter defined);

WHEREAS Article 2692 of the *Civil Code of Québec* permits the granting of a hypothec in favour of the hypothecary representative of all or certain creditors;

WHEREAS the Representative is herein designated and appointed as hypothecary representative of the Secured Creditors (as hereinafter defined) for purposes of Article 2692 of the *Civil Code of Québec*;

WHEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. <u>DEFINITIONS</u>

1.1 In this Deed:

1.1.1 "**Administrator**" shall have the meaning attributed to it in Section 8.2.1;

1.1.2 "**Charged Property**" shall have the meaning attributed to it in Section 4.1, provided, however, that other than for the purposes of (i) the definitions of "Proceeds", "Records", "Insurance" and "Excluded Assets", and (ii) Section 4.1, "Charged Property" shall not include the assets referenced in Section 4.7;

1.1.3 "**Civil Code**" means the *Civil Code of Québec;*

1.1.4 "**Claims**" means, collectively, all accounts receivable, book accounts, book debts, debts, claims, rentals, revenues, incomes, royalties, loans receivable, demands, rebates and refunds (including, without limitation, the amounts owing by or claimable from the crown, state or government or any departments, agents or agencies thereof) which now are or which may at any time hereafter be due or owing to or owned by the Grantor or in which the Grantor now or hereafter has any other interest and all security interests, hypothecs, assignments, guarantees, bills of exchange, notes, negotiable instruments, contracts, invoices, books of account, letters of credit and other documents and rights now held or owned or which may be hereafter held or owned by the Grantor or any third party on behalf of the Grantor in respect of any of the foregoing and all rights of an unpaid vendor, including rights to merchandise returned, repossessed or recovered;

1.1.5 "**Credit Agreement**" means the credit agreement dated as of on or about the date hereof, among, *inter alia*, the Grantor, the other Borrowers party thereto, Citibank, N.A., as Administrative Agent and Swing Line Lender, Citibank, N.A., Canadian Branch, as Canadian Swing Lender, Citibank, N.A., London Branch, as European Swing Line Lender and each lender from time to time party thereto and any and all modifications, extensions, replacements, amendments, renewals, supplements, restatements and continuations thereof;

1.1.6 "**Documents of Title**" means, collectively, all documents of title, whether negotiable or non-negotiable including all warehouse receipts and bills of lading in which the Grantor now or hereafter has an interest;

1.1.7 "**Equipment**" means, collectively, all machinery, equipment, furniture, fixtures, materials, supplies, appliances, dyes, molds, tanks, vehicles, furnaces, boilers, motors, engines, accessories and tools now owned or hereafter acquired by the Grantor, whether or not the same be affixed to any immovable property or used upon or in connection therewith, together with all present and future improvements, appurtenances and accessories thereto;

1.1.8 "**Equity Interests**" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities);

1.1.9 "**Excluded Assets**" means:

(a) incorporeal assets owned by the Grantor on the date hereof or hereafter acquired that are subject to a Lien of the type described in Section 7.01(i) of the Credit Agreement that is permitted to be incurred pursuant to the provisions of the Credit Agreement if and to the extent that the contract or other agreement pursuant to which such Lien is granted (or the documentation relating

thereto) validly prohibits the creation of any other Lien on such asset;

(b) any incorporeal assets or incorporeal properties that are acquired pursuant to a Permitted Acquisition (or that are owned by a Subsidiary acquired pursuant to a Permitted Acquisition), so long as such assets or properties are subject to a Lien permitted by Section 7.01(p) of the Credit Agreement and solely to the extent that the terms of the agreements relating to such Lien prohibit the hypothec under this Deed from charging such assets or properties, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

(c) any intellectual property;

(d) any rights of the Grantor arising under any contract, lease, instrument, licence or other document or any intellectual property subject thereto to the extent that and only for so long as the grant of a hypothec therein would (x) constitute a violation of a valid and enforceable restriction in respect of, or result in the abandonment, invalidation or unenforceability of any right, title and interest of the Grantor therein, such rights in favour of a third party or under any law, regulation, permit, order or decree of any governmental authority (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favour of a lender or other financial counterparty), or (y) result in a breach, termination, or default under any such contract, lease, instrument, licence or other document, or expressly give any other party in respect of any such contract, lease, instrument, licence or other document or any intellectual property subject thereto, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (e) shall not affect, limit, restrict or impair the grant by the Grantor of a hypothec pursuant to this Deed in any such Charged Property to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective pursuant to the Civil Code or any other

applicable law and provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (d) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, licence or other documents shall immediately cease to be an Excluded Asset, and any hypothec that would otherwise be granted herein shall immediately charge such contract, lease, instrument, licence or other document or any intellectual property subject thereto, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (x) or (y) above;

(e) any motor vehicle; and

(f) goods of the Grantor that are used or acquired for use primarily for personal, family or household purposes;

1.1.10 "**Excluded Security**" means:

(a) any Equity Interests of any Subsidiary that is not directly held by a Loan Party; and

(b) any Equity Interests of any Person that is not a Subsidiary of a Loan Party (other than any such Equity Interests held in a securities account);

1.1.11 "**Hypothec Amount**" means the sum of CDN$300,000,000;

1.1.12 "**Insurance**" means, collectively, all insurance policies relating directly or indirectly to any of the Charged Property or any part thereof and all rights and claims under all policies of insurance of whatever nature including under life insurance policies and under insurance against loss or damage;

1.1.13 "**Intangible Property**" means, collectively, all incorporeal property now owned or hereafter acquired by the Grantor or its interest therein;

1.1.14 "**Interest Rate**" means twenty-five percent (25%) per annum;

1.1.15 "**Inventory**" means, collectively, all property in stock and inventory now owned and hereafter

acquired by the Grantor including all raw materials, goods in process, finished goods, goods in transit and all packaging and shipping materials and all materials and merchandise procured for the manufacture or production thereof and all goods, wares and merchandise held for sale, lease or resale or furnished or to be furnished under contracts for service or used or consumed in the business of the Grantor;

1.1.16 "**Monies**" means, collectively, all monies, cash, foreign currencies and credits in which the Grantor now or hereafter has an interest;

1.1.17 "**Person**" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity;

1.1.18 "**Pledged Collateral**" means, collectively, the Securities, the security entitlements, the securities accounts, commodity futures contracts, security futures contracts, financial instruments futures contracts and other similar futures contracts, as well as options on such contracts, of the Grantor, whether or not delivered to or subject to the control of the Representative, provided that Pledged Collateral shall not include any Excluded Security;

1.1.19 "**Proceeds**" means, collectively, all property in any form derived directly or indirectly from any dealings with any of the Charged Property;

1.1.20 "**Records**" means, collectively, all computer programs, firmware and software and all computer and other records, data and all access codes relating to any of the foregoing, whether in hard copy or otherwise, pertaining to any of the Charged Property and the equipment containing same;

1.1.21 "**Representative**" means CITIBANK, N.A., appointed hereunder as hypothecary representative for the Secured Creditors, and herein acting in such capacity, as contemplated by Article 2692 of the Civil Code and shall include its successors, assigns and replacement appointed pursuant to the provisions of Section 2.3;

1.1.22 "**Secured Obligations**" shall have the meaning attributed to it in Section 3.1;

1.1.23 "**Secured Creditors**" means, collectively, the Administrative Agent, the Lenders, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the provisions of the Credit Agreement;

1.1.24 "**Securities**" means, collectively, all shares, stocks, warrants, bonds, debentures, units, debenture stock, Equity Interests and other securities in which the Grantor now or hereafter has an interest, including Special Equity Interests and securities as defined under the STA, as well as any and all certificates, options, rights, or other distributions issued as an addition to, in substitution for, in exchange for or in renewal therefor and any and all other property that may at any time be received or receivable by or otherwise distributed to the Grantor in respect of, or in substitution for, or in addition to, or in exchange for any of the foregoing including all other or additional stock or other securities or property (including cash) paid or distributed in respect of the shares by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar arrangement; and any and all cash, securities and other proceeds of the foregoing and all rights and interests of the Grantor in respect thereof or evidenced thereby;

1.1.25 "**Security Agreement**" means the Canadian pledge and security agreement dated as of on or about the date hereof, among the Grantor, as Canadian Borrower and CITIBANK, N.A., as Administrative Agent, and any and all modifications, extensions, replacements, amendments, renewals, supplements, restatements and continuations thereof;

1.1.26 "**Special Equity Interests**" means an interest in a partnership or a limited liability company; and

1.1.27 "**STA**" means *An Act respecting the transfer of securities and the establishment of security entitlements*, R.S.Q. c. T-11.002 as amended from time to time.

1.2 Terms defined in the STA which are not otherwise defined in this Deed are used herein as defined or as understood in the STA, including "certificated securities", "control", "entitlement order", "financial asset", "issuer", "limited liability company", "securities account", "securities intermediary", "security entitlement" and "uncertificated securities".

1.3 All capitalized terms and expressions used but not defined herein shall have the same meaning as that ascribed to them in the Credit Agreement.

1.4 Any word herein contained in the singular number will include the plural; any word importing any gender will include the masculine, feminine and neuter genders; any word importing a person will include a corporation, a partnership and any other entity and vice-versa. The headings of this Deed are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof or the construction or interpretation of this Deed.

1.5 All references to dollar amounts, unless expressly otherwise provided, are expressed in terms of the lawful currency of Canada and, if in a currency other than the lawful currency of Canada, shall be converted from such foreign currency to the lawful currency of Canada at the prevailing selling rate at the time of such conversion. Any reference to "including" shall mean "including without limitation", whether or not expressly provided.

2. APPOINTMENT OF THE HYPOTHECARY REPRESENTATIVE

2.1 Appointment of the Representative

The Grantor hereby irrevocably appoints the Representative as the hypothecary representative on behalf of the present and future Secured Creditors, within the meaning of Article 2692 of the Civil Code.

Any person who becomes a Secured Creditor shall benefit from the provisions hereof and the appointment of the Representative as hypothecary representative for the Secured Creditors and, upon becoming a Secured Creditor, ratifies and confirms such appointment.

2.2 Acceptance of Appointment

The Representative hereby accepts its appointment as hypothecary representative and agrees to take, receive and hold the rights and hypothec created hereby and to exercise any and all powers and rights and to perform any and all duties conferred upon it hereunder.

2.3 Resignation or Replacement of the Representative

The Representative may, at any time, resign from office in accordance with the agency resignation provisions of the Credit Agreement. The Required Lenders (or such other number or percentage of Lenders as shall be necessary under the Credit Agreement) may then or at any time thereafter appoint a new hypothecary representative confirming such appointment, the whole subject to the agency successor provisions of the Credit Agreement, which new hypothecary representative shall be consented to by Borrower and the Administrative Borrower, the whole subject to the Credit Agreement (which consent of the Borrower and Administrative Borrower shall not be unreasonably withheld or delayed), in the place of the hypothecary representative so resigning; no resignation shall come into effect before a new hypothecary representative has been appointed and has accepted its appointment.

The Required Lenders (or such other number or percentage of Lenders as shall be necessary under the Credit Agreement) may at any time replace the Representative, the whole subject to the provisions of the Credit Agreement, which new hypothecary representative shall be consented to by the Borrower and the Administrative Borrower, the whole subject to the Credit Agreement (which consent of the Borrower and Administrative Borrower shall not be unreasonably withheld or delayed).

The new Representative, without further act, shall then be vested and have all the rights, powers and authorities granted to the Representative hereunder and shall be subject in all respects to the terms, conditions and provisions hereof, to the same extent as if originally acting as Representative hereunder.

2.4 Waiver

To the extent necessary or useful, the parties hereby waive the application of Section 32 of *An Act respecting the*

special powers of legal persons CQLR, c. P-16 and of Articles 1310 and 2147 of the Civil Code.

3. **SECURED OBLIGATIONS**

3.1 The hypothec constituted by this Deed secures, without duplication, the prompt payment or performance, as the case may be, in full of the Obligations, including the Obligations in respect of each Guaranty (hereinafter collectively referred to as the "**Secured Obligations**").

4. **HYPOTHEC**

4.1 As security for the payment of the Secured Obligations, the Grantor hereby hypothecates to and in favour of the Representative to the extent of the Hypothec Amount with interest thereon at the Interest Rate from the date hereof, both before and after maturity, demand, default and judgement, the universality of its movable property, corporeal and incorporeal, present and future, wherever situate, and all renewals thereof, accretions thereto, replacements thereof and substitutions therefor, as well as everything united thereto by accession (herein collectively referred to as the "**Charged Property**"), including:

4.1.1 the Claims;

4.1.2 the Documents of Title;

4.1.3 the Proceeds;

4.1.4 the Records;

4.1.5 the Monies;

4.1.6 the Pledged Collateral;

4.1.7 the Insurance;

4.1.8 the Intangible Property;

4.1.9 the Inventory; and

4.1.10 the Equipment;

provided that notwithstanding anything to the contrary in this Deed, the Charged Property shall not include and this Deed shall not constitute a hypothec on any Excluded Asset or any Excluded Security.

4.2 Notwithstanding the hypothecation of the Charged Property provided herein:

4.2.1 subject to Section 7.2, the Representative authorizes the Grantor to collect the Claims as they fall due; and

4.2.2 until such time as the security created hereunder has become enforceable, nothing will prevent the Grantor from selling, disposing of or dealing with any of the Inventory or licensing any of the Intangible Property in the ordinary course of its business, the whole subject to the hypothec of the Representative on any proceeds resulting from the disposition of any Inventory or licensing of any Intangible Property and on any rights to Inventory which are retained or reacquired at any time by the Grantor.

4.3 Subject to the terms and conditions of this Deed, the hypothec granted hereunder in favour of the Representative shall not be extinguished, reduced, novated or otherwise affected by reason of any payments which may be made to and/or collected by the Representative or the Secured Creditors, directly or indirectly, from any person under any circumstances including:

4.3.1 payments from the Grantor or any other person;

4.3.2 insurance indemnities resulting from loss of, or damage to, the whole or any portion of the Charged Property; or

4.3.3 the collection of any Claims.

4.4 The extinction or reduction of the Secured Obligations for any reason whatsoever shall not in any way extinguish or reduce the hypothec granted hereby and, unless expressly cancelled in whole or in part by the mutual consent of the parties, such hypothec, to the extent not so cancelled, shall subsist with respect to any Secured Obligations thereafter arising from time to time.

The Grantor shall be deemed to obligate itself again as provided for in Article 2797 of the Civil Code with respect to any future Secured Obligation hereby secured.

4.5 The Representative shall have and hold the hypothec created hereunder and all rights hereby conferred for the equal

benefit and security of all the Secured Creditors, subject to the conditions, provisions and stipulations herein expressed.

4.6 The hypothec created hereunder shall have effect whether the monies thereby secured are received before or after or at the same time as the execution of this Deed.

4.7 Notwithstanding the foregoing, the Representative hereby irrevocably renounces in favour of the Grantor and the Grantor's present and future creditors to the exercise of any hypothecary rights on the following:

4.7.1 corporeal assets owned by the Grantor on the date hereof or hereafter acquired that are subject to a Lien of the type described in Section 7.01(i) of the Credit Agreement that is permitted to be incurred pursuant to the provisions of the Credit Agreement if and to the extent that the contract or other agreement pursuant to which such Lien is granted (or the documentation relating thereto) validly prohibits the creation of any other Lien on such asset;

4.7.2 any corporeal assets or corporeal properties that are acquired pursuant to a Permitted Acquisition (or that are owned by a Subsidiary acquired pursuant to a Permitted Acquisition), so long as such assets or properties are subject to a Lien permitted by Section 7.01(p) of the Credit Agreement and solely to the extent that the terms of the agreements relating to such Lien prohibit the hypothec under this Deed from charging such assets or properties, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

4.7.3 any assets to the extent and for so long as the pledge of such assets is prohibited by law and such prohibition is not overridden by the Civil Code or other applicable law;

4.7.4 any asset with respect to which the Representative and the Administrative Borrower have reasonably determined in writing that the costs of providing a security interest in such asset is excessive in relation to the practical benefits to be obtained by the Lenders;

4.7.5 any Equity Interests of any Unrestricted Subsidiary (until such time as any Unrestricted Subsidiary

becomes a Restricted Subsidiary in accordance with the Credit Agreement);

4.7.6 any interest in a joint venture or non-wholly owned Restricted Subsidiary to the extent and for so long as the hypothec created hereby therein would violate any joint venture agreement, organization document, shareholders agreement or equivalent agreement relating to such joint venture or non-wholly owned Restricted Subsidiary that was entered into for legitimate and customary business reasons;

4.7.7 any Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition that are subject to a Lien permitted by Section 7.01(v) of the Credit Agreement and solely to the extent that the terms of the agreements relating to such Lien prohibit the hypothec under this Deed from charging such Equity Interests, which secured Indebtedness is incurred or assumed in connection with such Permitted Acquisition;

4.7.8 any shares of stock or debt to the extent and for so long as the pledge of such shares of stock or debt is prohibited by law and such prohibition is not overridden by applicable law; and

4.7.9 any Equity Interests of any Subsidiary with respect to which the Representative and the Grantor have reasonably determined in writing that the costs of providing a pledge of such Equity Interests is excessive in view of the practical benefits to be obtained by the Lenders.

4.8 In furtherance of the provisions of Section 4.7, the Representative hereby undertakes to execute and deliver all such discharges, releases and documents, and to perform and cause to be performed all such acts, as the Grantor may reasonably require in order to evidence the release and discharge of any hypothec constituted hereunder on any of the specific assets forming part of the assets referenced in Section 4.7, including by way of registration at the Register of Personal and Movable Real Rights, and further undertakes to execute and deliver any estoppel or limitation of interest letter as may reasonably be required by the Grantor in respect of such assets.

5. INSURANCE

5.1 As additional security for the payment of the Secured Obligations, the Grantor will insure and keep insured the Charged Property in accordance with the Credit Agreement.

6. DECLARATIONS, REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 The Grantor hereby makes all declarations, representations, warranties and covenants set forth in the Credit Agreement and the Security Agreement, *mutatis mutandis*.

7. RIGHTS OF THE REPRESENTATIVE

7.1 If, for any reason, the Representative's security or rights hereunder are diminished, the Representative may do such things and make such expenditures as are desirable or necessary to preserve its security or rights, without notice to the Grantor, in which event the Grantor will pay to the Representative, on demand, all sums so paid by the Representative, together with interest thereon at the Default Rate, the whole without prejudice to any other recourse of the Representative hereunder or by law.

7.2 The Representative may, at any time following the occurrence of an Event of Default that is continuing, withdraw the authorization of the Grantor to collect the Claims (other than any Claims forming part of the assets referenced in Section 4.7) as they fall due and, thereafter, the following will apply:

7.2.1 the Representative will be the only party authorized and entitled to collect, dispose of and deal with such Claims;

7.2.2 the Representative will have the right to collect, dispose of and deal with such Claims as it may deem expedient including, without limiting the generality of the foregoing, to demand, sue for, enforce, recover and receive payment of such Claims and to compound, compromise, grant extensions, take and give up securities, accept compositions and grant releases and discharges with respect thereto, the whole without notice to the Grantor and without any liability for any loss resulting therefrom;

7.2.3 actions to enforce rights with respect to such Claims may be instituted by the Representative, at its sole

discretion, in its own name, in the name of the Grantor, or in the name of the Representative and the Grantor jointly; and

7.2.4 the Representative will not be obliged to inform the Grantor of any irregularity in the payment of any of such Claims.

7.3 All amounts collected or received by the Grantor in respect of the Claims (other than any Claims forming part of the assets referenced in Section 4.7, after the Representative has withdrawn the authorization of the Grantor to collect same in accordance with Section 7.2) will be deemed to have been collected or received by the Grantor as mandatary of the Representative and will be deposited into such bank accounts as are acceptable from time to time to the Representative.

7.4 The Representative shall have the right to enforce in its name as Representative hereunder the hypothec and other rights created herein.

8. DEFAULTS AND RECOURSES

8.1 Upon the occurrence and during the continuance of an Event of Default, the Representative may exercise the remedies and recourses available to it under applicable law and realize on its hypothec, namely by enforcing the hypothecary rights provided for in the Civil Code and hereunder and, at the option of the Representative, the Grantor will lose the benefit of any term for payment granted and all obligations of the Grantor hereunder will become immediately due and payable and the Grantor will, without the necessity of demand or notice (other than as may be strictly required by law) immediately pay and fulfill such obligations of the Grantor, failing which, in addition to all hypothecary rights and other remedies and recourses presently or in the future available under law:

8.1.1 the Representative may immediately take proceedings for the execution of all or any portion of the Secured Obligations; and

8.1.2 upon demand by the Representative, the Grantor will surrender and abandon the Charged Property, or the part thereof specified by the Representative, to the Representative or such person as may be designated by the Representative, or will consent in writing to

turn such property over to the Representative or such person as may be designated by the Representative at the time and place specified by the Representative.

8.2 Administration after Surrender

In the event that the Representative obtains the surrender of the whole or any portion of the Charged Property and until such time as such Charged Property is restored to the Grantor or, as regards any portion thereof, the Representative has concluded a recourse by way of taking in payment, sale by the Representative, sale under judicial authority or otherwise, or in the event that the Representative collects any Claims, then, notwithstanding any provision of law to the contrary which may apply as a result of the Representative having acquired or being deemed to have acquired simple, full or any other administration of the whole or any portion of the Charged Property:

8.2.1 the Representative will be entitled to delegate the whole or any part of the administration of any Charged Property (including without limitation, the exercise of all discretionary powers) to such person(s) as the Representative may designate or re-designate in the Representative's sole discretion (any such person being herein referred to as an "**Administrator**");

8.2.2 the Representative and any Administrator will be entitled to reimbursement of all costs and expenses (including, without limitation, all costs, expenses and reasonable fees incurred by any attorneys or other persons engaged by the Representative or the Administrator in order to assist in such administration or any matter pertaining thereto), as well as all reasonable fees of the Representative and the Administrator incurred in such administration, all of which may be charged by the Representative against any fruits, revenues or proceeds of alienation of the whole or any portion of the Charged Property;

8.2.3 the Representative or the Administrator shall be entitled, under any circumstances (even if they have only simple administration of such Charged Property) and in such manner as the Representative or the Administrator deems, in its sole discretion, appropriate, to alienate such Charged Property by onerous title;

8.2.4 the Representative will be entitled to acquire the whole or any portion of any Charged Property alienated by onerous title in the course of any administration thereof;

8.2.5 in the event that the Representative or the Administrator acquires full administration of any Charged Property, neither the Representative nor the Administrator will be under any obligation whatsoever to make such Charged Property productive, increase such Charged Property or the value thereof or appropriate such Charged Property to any purpose other than fulfillment of the Secured Obligations;

8.2.6 the Representative and the Administrator will be entitled to use for their own benefits any information which either of them may obtain by reason of their administration of the whole or any portion of the Charged Property;

8.2.7 the Representative and the Administrator will be entitled, whether or not for value, to renounce to any right affecting, benefiting, pertaining to and/or forming part of any Charged Property administered by either of them;

8.2.8 neither the Representative nor the Administrator will be obliged, in any manner whatsoever, to prepare any inventory of any Charged Property, insure any Charged Property or give any security for any Charged Property or their administration thereof. Should the Representative or the Administrator, in its sole discretion, insure the whole or any portion of any Charged Property, the costs and expenses of any insurance shall form part of the costs and expenses referred to in subparagraph 8.2.2 hereof;

8.2.9 the Representative and the Administrator may change the destination of the whole or any portion of any Charged Property under their administration and will not be bound to continue the use or operation of any Charged Property under their administration which produces fruits or revenues; and

8.2.10 notwithstanding any provisions of law to the contrary, the Representative and the Administrator will only be obliged to render an account to the

Grantor upon the written request of the Grantor and once the Representative or Administrator has determined, to its satisfaction, the details of such account.

8.3 Taking in Payment

In the event that the Representative exercises its right to become the absolute owner of the Charged Property or any part thereof, the Grantor, concurrently with the surrender or at any time thereafter at the request of the Representative, will sign a voluntary deed or agreement providing for the Representative to take in payment the Charged Property or any part thereof. In the event that the Grantor requires the Representative to sell any such Charged Property, the Grantor acknowledges that the Representative will not be required to abandon its recourse of taking in payment unless, before the expiration of the delay to surrender, the Representative: (i) shall have been furnished with security guaranteeing that the Charged Property in question will be sold at a sufficiently high price for the Representative to be paid the amounts secured hereunder in full; (ii) shall have been reimbursed the costs it has incurred; and (iii) shall have been advanced all amounts necessary for the sale of the Charged Property in question.

8.4 All expenditures and improvements made by any holder of the Charged Property and all payments made on account of the Secured Obligations and the accessories thereof will belong to the Representative. The Representative will not be obliged to compensate or indemnify the Grantor or any other person for any cause whatsoever.

8.5 Sale of Charged Property

In the event that the Representative exercises its right to sell the whole or any portion of the Charged Property by judicial authority or pursuant to a sale by the Representative, the following will apply:

8.5.1 such Charged Property may be sold subject to and upon such terms and conditions (including, without limitation, terms extending credit) by way of one (1) or more sales by private agreement, call for tenders or auction or combinations thereof as the Representative or the Administrator sees fit and the Representative or the Administrator may, at any

time, change or substitute any method of sale for any other method of sale of such Charged Property;

8.5.2 notwithstanding any provision of law to the contrary, in any call for tenders, the Representative or Administrator will not be obliged to accept the highest offer or any offer and, in the event that no offer is accepted, may proceed to sell such Charged Property by any other method;

8.5.3 the Grantor expressly agrees that the Representative will not be required to obtain or present to the Court any appraisals of such Charged Property and that such Charged Property may be sold without any upset price therefor; and

8.5.4 the Representative may purchase all or any portion of the Charged Property and the Representative is hereby expressly permitted to retain the purchase price of same, up to the amount of the Secured Obligations.

9. POWER OF ATTORNEY

9.1 The Grantor hereby absolutely and irrevocably constitutes and appoints the Representative as the Grantor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of the Grantor upon the occurrence of an Event of Default that is continuing:

9.1.1 to execute and do all such assurances, acts and things which the Grantor ought to do but has failed to do under the covenants and provisions contained in this Deed;

9.1.2 to take any and all such action as the Representative or any of its sub-agents, nominees or attorneys may, in its or their sole and absolute discretion, reasonably determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Deed or any of the rights, remedies, powers or privileges of the Representative under this Deed; and

9.1.3 generally, in the name of the Grantor, to exercise all or any of the powers, authorities, and discretions conferred on or reserved to the Representative by or pursuant to this Deed, and (without prejudice to the

generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreement, instrument or act as the Representative may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. The Grantor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Representative or any of the Representative's sub-agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Representative pursuant to this Section 9, which power of attorney, being given for security, is irrevocable.

10. **GENERAL PROVISIONS**

10.1 The security created hereunder is in addition to and not in substitution for any other security now or hereafter held by or for the benefit of the Representative or the Secured Creditors.

10.2 The security hereby granted will remain in full force and effect for the full Hypothec Amount until such time as an express written discharge is executed by the Representative and delivered to the Grantor.

10.3 Any sum collected by the Representative in the exercise of its rights may be held by the Representative as Charged Property or may be applied to the payment of the Secured Obligations, whether or not yet due. The Representative shall have discretion as to how any such collected sum shall be applied, the whole in accordance with the Credit Agreement.

10.4 The Representative shall not be bound to exercise its rights resulting from this Deed and shall not be responsible for the non-exercise of such rights.

10.5 No delay or failure on the part of the Representative in exercising any right or remedy hereunder shall affect such right or remedy, nor shall any single or partial exercise hereof preclude any further exercise thereof or the exercise of any other right or remedy. Any waiver by the Representative of any of its rights or remedies hereunder will be valid only if express and in writing. In no event will the Representative's acceptance, after the full payment or performance of the Secured Obligations may have become due and payable, of any partial payment or performance, be

deemed to alter or affect the Representative's rights with respect to any subsequent payment or default thereon. Moreover, should the Representative grant or tolerate any extension or delay for payment or performance of any obligations of the Grantor, such extension, delay, indulgence or tolerance will not be deemed an acquiescence by the Representative in such default or waiver of any of the Representative 's rights and remedies hereunder or in respect of any future default.

The different recourses of the Representative hereunder are cumulative and not alternative. The rights and remedies of the Representative hereunder are in addition to every other right and remedy now or hereafter existing in favour of the Representative, whether by law or otherwise.

10.6 The Representative may delegate to another person the exercise of its rights or the performance of its obligations resulting under this Deed. In such a case, the Representative may provide that person with any information it may have concerning the Grantor or the Charged Property.

10.7 This Deed shall bind the Grantor and its successors and assigns towards the Representative and towards any successor or assign of the Representative.

10.8 Any notice, request or other communication hereunder to any party hereto in connection with this Deed shall be well and sufficiently given if given in accordance with the notice provisions of the Credit Agreement.

10.9 In the event of any inconsistency between the terms of this Deed and the Credit Agreement with respect to any matter specifically dealt with both herein and therein, the provisions of the Credit Agreement will govern, unless as a result thereof the hypothec created herein or any of the hypothecary remedies of the Representative hereunder would be in any way diminished or invalidated, in which case the provisions of this Deed shall prevail.

10.10 This Deed shall be governed by and interpreted in accordance with the laws of the Province of Québec and the federal laws of Canada applicable in the Province of Québec. Without prejudice to the rights of the Representative, the Grantor expressly submits and consents to the non exclusive jurisdiction of the Courts of the Province of Québec, with respect to any controversy arising

out of or relating to this Deed, or any supplement hereto or to any transaction in connection therewith.

10.11 The parties acknowledge that they have required that this Deed and all related documents be prepared in English. *Les parties reconnaissent avoir exigé que le présent Acte d'hypothèque et tous les documents connexes soient rédigés en anglais.*

WHEREOF ACTE:

THUS DONE AND PASSED at the City of Montréal and remains of record in the office of the undersigned Notary under minute number two thousand two hundred and thirty-eight (2238)

AND AFTER the parties hereto had declared to have taken cognisance of these presents and to have exempted the said Notary from reading them or causing them to be read, the parties signed these presents in the presence of the undersigned Notary.

AVAYA CANADA CORP.

Per: ______________________
Name: Felix Gutierrez
Title: Mandatary

CITIBANK, N.A.

Per: ______________________
Name: Clifton Jarin
Title: Mandatary

____
Mtre Mona Golabi, Notary